EXHIBIT 10.9

Watermark Group, Inc.

3811 13th Avenue

Brooklyn, New York 11218

December 11, 2015

P & G Holdings LLC

Re:	Promissory Note dated November 1, 2011, as amended

Gentlemen:

Reference is hereby made to the Promissory Note dated November 1, 2011made by Watermark Group, Inc. n/k/a WNS Studios, Inc., as amended by letter agreement dated July 7, 2015, in favor of P & G Holdings LLC (the "Note"). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Note.

Holder hereby agrees and acknowledges that the Note be amended to provide that the Maturity Date of the Note is hereby amended to November 1, 2017.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein without giving effect to conflict of law principles.

After the date hereof, any and all references to the Note shall include the terms of this agreement.

If the foregoing accurately sets forth our agreement, please execute where indicated below and return a fully executed copy of this agreement to our attention, whereupon this agreement shall become a valid and binding agreement between us in accordance with the terms hereof.

WATERMARK GROUP, INC.

By:	/s/ Moses Gross
Name:	Moses Gross
Title:	President

AGREED AND ACCEPTED: P & G HOLDINGS, LLC

By:	/s/ Moses Gross
Name:	Moses Gross
Title:	Managing Member